EXHIBIT 4.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated as of July 22, 2015, by and among Eldorado Resorts LLC, a Nevada limited liability company (“Resorts”), Eldorado Capital Corp., a Nevada corporation (“Eldorado Capital” and, together with Resorts, the “Issuers”), Eldorado Shreveport #1, LLC, a Nevada limited liability company (“Shreveport #1”), Eldorado Shreveport #2, LLC, a Nevada limited liability company (“Shreveport #2”), Eldorado Casino Shreveport Joint Venture, a Louisiana partnership (“Shreveport JV”), Shreveport Capital Corporation, a Louisiana corporation (“Shreveport Capital” and, together with Shreveport #1, Shreveport #2 and Shreveport JV, the “Guarantors”), U.S. Bank National Association, as trustee (the “Trustee”), and Capital One, N.A., as collateral trustee (the “Collateral Trustee”), under the Indenture dated as of June 1, 2011 (the “Indenture”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuers, the Trustee, the Collateral Trustee and the Guarantors have heretofore executed and delivered the Indenture providing for the issuance by the Issuers of $180,000,000 aggregate principal amount of 8.625% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Issuers have offered to purchase for cash any and all outstanding Notes pursuant to the tender offer commenced on July 13, 2015 (the “Tender Offer”) and in connection therewith solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Issuers, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement the Indenture and the Notes as set forth herein in accordance with Section 9.02 of the Indenture; provided that any amendment to, or waiver of, the provisions of the Indenture that has the effect of releasing all or substantially all of the Collateral from Liens securing the Notes shall require the written consent of Holders of at least 66% in principal amount of the Notes (excluding Notes held by the Issuer or an affiliate of the Issuer);

WHEREAS, the Holders of at least 66% in aggregate principal amount of the outstanding Notes have duly consented to the proposed amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Boards of Directors (or equivalent governing bodies or persons) of the Issuers and the Guarantors authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph, and (iii) the Officer’s Certificate and the Opinion of Counsel described in Sections 9.05, 13.02 and 13.03 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01.  Deletion of Certain Provisions.  Subject to Section 2.02 hereof, the Indenture is hereby amended to delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto, and any and all obligations thereunder are hereby deleted throughout the Indenture and such sections and references shall be of no further force or effect:  Sections 4.03, 4.07, 4.08, 4.09, 4,10, 4.11, 4.12, 4.13, 4.15, 4.17, 4.18, 4.19, 4.21, 4.22, 4.24, and clauses (3), (4), (5), (6), (7), (8) and (9) of Section 6.01.

SECTION 1.02.  Other Amendments.

(a)                                 Subject to Section 2.02 hereof, Section 3.01 is hereby amended as follows:  (i) deleting the words “at least 30 days” in the first sentence thereof and replacing them with “not less than 3 days” and (ii) deleting the words “at least 45 days” in the final sentence thereof and replacing them with “not less than 5 days.”

(b)                                 Subject to Section 2.02 hereof, Section 3.03 is hereby amended as follows:  deleting the words “at least 30 days” in the first sentence thereof and replacing them with “not less than 3 days.”

(c)                                  Subject to Section 2.02 hereof, Section 3.07 is hereby amended as follows:  deleting the words “at least 30 days” in the first sentence of clause (a) thereof and replacing them with “not less than 3 days’ notice.”

SECTION 1.03.  Release of Collateral.  Subject to Section 2.02 hereof, the Liens on the Collateral securing the Notes and the Note Guarantees are hereby released and the Indenture is hereby amended by deleting Article 12 of the Indenture in its entirety.

SECTION 1.04.  Amendment of Definitions.  To the extent not expressly deleted pursuant to the amendments set forth in this Supplemental Indenture, (a) any definitions used in the provisions of the Indenture deleted pursuant to the amendments set forth under this Supplemental Indenture are hereby deleted in their entirety from the Indenture and the Notes and (b) all references made to a definition deleted from the Indenture pursuant to this paragraph are hereby deleted in their entirety.

SECTION 1.05.  Amendments to the Notes.  The Notes include certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Sections 1.01, 1.02 and 1.03 hereof.  Subject to Section 2.02 hereof, such provisions from the Notes shall be deemed deleted or amended as applicable.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01.  Effect of this Supplemental Indenture.  Except as amended hereby, all of the terms of the Indenture and the Notes shall remain and continue in full force and effect and are hereby confirmed in all respects.  From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 2.02.  Effectiveness.  The provisions of this Supplemental Indenture shall become effective only upon the purchase by the Issuers of at least a majority in principal amount of the outstanding Notes pursuant to the Tender Offer, except for the provisions of this Supplemental Indenture relating to the release of collateral which shall become effective only upon the purchase by the Issuers of at least 66% of the principal amount of outstanding Notes.

SECTION 2.03.  Governing Law.  Section 13.06 of the Indenture shall apply to this Supplemental Indenture.

SECTION 2.04.  Trust Indenture Act Controls.  No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.

SECTION 2.05.  Trustee Disclaimer; Trust.  The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

SECTION 2.06.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument. Delivery of an electronic signature page to this Supplemental Indenture shall be as effective as delivery of a manually executed counterpart.

SECTION 2.07.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.

ISSUERS:

ELDORADO RESORTS LLC

By: Eldorado Holdco LLC
Its: Managing Member

By: Eldorado Resorts, Inc.
Its: Managing Member

	By:	/s/ Gary L. Carano
Name: Gary L. Carano
Title: Chief Executive Officer

ELDORADO CAPITAL CORP

	By:	/s/ Thomas R. Reeg
Name: Thomas R. Reeg
Title: President

GUARANTORS:

ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC

	By:	/s/ Gary L. Carano
Name: Gary L. Carano
Title: Manager

ELDORADO CASINO SHREVEPORT JOINT VENTURE

By: Eldorado Shreveport #1, LLC
Its: Managing Partner

	By:	/s/ Gary L. Carano
Name: Gary L. Carano
Title: Manager

[Supplemental Indenture (Resorts) — Signature Page]

SHREVEPORT CAPITAL CORPORATION

By: ELDORADO CASINO SHREVEPORT JOINT VENTURE
Its: Sole Shareholder

By:	/s/ Gary L. Carano
Name: Gary L. Carano
Title: Managing Partner

[Supplemental Indenture (Resorts) — Signature Page]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Hopkins
	Name:	Michael Hopkins
	Title:	Vice President

CAPITAL ONE, N.A., as Collateral Trustee

By:	/s/ Kacy Kent
	Name:	Kacy Kent
	Title:	Vice President

[Supplemental Indenture (Resorts) — Signature Page]